                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K/A


                        AMENDMENT NO. 1 TO CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 4, 2001
                                                        ------------------


                                RSA Security Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-25120                   04-2916506
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)            Identification No.)


       36 Crosby Drive, Bedford, MA                               01730
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (781) 301-5000
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

INTRODUCTORY NOTE

On September 4, 2001, RSA Security Inc. (the "Company") completed its acquisition of the outstanding capital stock of Securant Technologies, Inc. (the "Acquisition"). On September 19, 2001, the Company filed a Current Report on Form 8-K (the "Current Report") to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements of the business acquired and the pro forma financial information required by Item 7.

The Company hereby amends and restates Item 7 of the Current Report to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

         The required financial statements are included herein on pages 3 through 37.

     (b) Pro Forma Financial Information.

         The required pro forma financial information is included herein on pages 38 through 43.

     (c) Exhibits.

         See the Exhibit Index attached hereto.

ITEM 7(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                           SECURANT TECHNOLOGIES, INC.


                                    CONTENTS

                                                                           PAGE
                                                                           ----
Audited consolidated balance sheet of Securant Technologies, Inc. as of December 31, 2000 and the related consolidated statements of operations, convertible preferred stock and shareholders' deficit
and cash flows for the year ended December 31, 2000                          7

Unaudited condensed consolidated balance sheet of Securant
Technologies, Inc. as of June 30, 2001 and the related condensed consolidated statements of operations and cash flows for the six
months ended June 30, 2000 and 2001                                         34


CONSOLIDATED FINANCIAL STATEMENTS

Securant Technologies, Inc.
As of December 31, 2000 and for the year then ended with Report of Independent Auditors

                           Securant Technologies, Inc.

                        Consolidated Financial Statements

                             As of December 31, 2000
                           and for the year then ended




                                    CONTENTS


Report of Independent Auditors..............................................  6

Audited Consolidated Financial Statements

Consolidated Balance Sheet..................................................  7
Consolidated Statement of Operations........................................  8
Consolidated Statement of Convertible Preferred Stock and Shareholders'
 Deficit....................................................................  9
Consolidated Statement of Cash Flows.......................................  10
Notes to Consolidated Financial Statements.................................  12

                         Report of Independent Auditors

The Board of Directors and Shareholders
Securant Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Securant Technologies, Inc. as of December 31, 2000, and the related consolidated statements of operations, convertible preferred stock and shareholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Securant Technologies, Inc. at December 31, 2000, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that Securant Technologies, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred significant recurring operating losses, which have resulted in an accumulated deficit of approximately $30.5 million as of December 31, 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                 /s/ Ernst & Young LLP

Palo Alto, California
July 13, 2001

                           Securant Technologies, Inc.

                           Consolidated Balance Sheet

                                                                          DECEMBER 31,
                                                                              2000
                                                                          ------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  9,898,232
   Accounts receivable, less allowance for doubtful accounts of
     $149,000                                                                5,578,786
   Prepaid expenses and other current assets                                   897,194
                                                                          ------------
Total current assets                                                        16,374,212

Property and equipment, net                                                  1,898,363
Restricted cash                                                                250,000
                                                                          ------------
Total assets                                                              $ 18,522,575
                                                                          ============

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                  $  4,261,994
   Accrued compensation and related expenses                                 1,599,726
   Deferred revenues                                                         3,236,721
   Current portion of capital lease obligation                                 443,525
   Current portion of long-term debt                                                --
                                                                          ------------
Total current liabilities                                                    9,541,966

Capital lease obligations, net of deferred financing costs of $31,530          404,644
Long-term payable to shareholder                                               120,000
Long-term debt                                                                  20,208

Commitments (Note 4)

Convertible preferred stock, no par value, issuable in series:
   Authorized shares - 25,000,000; issued and outstanding shares
     15,372,886 (liquidation preference - $39,019,253)                      38,369,578

Shareholders' deficit:
   Common stock, no par value:
     Authorized shares - 50,000,000; issued and outstanding shares
       -10,668,269                                                             683,205
   Notes receivable from shareholders                                         (110,000)
   Deferred stock-based compensation                                           (50,937)
   Accumulated deficit                                                     (30,456,089)
                                                                          ------------
Total shareholders' deficit                                                (29,933,821)
                                                                          ------------
Total liabilities, convertible preferred stock and shareholders'
   deficit                                                                $ 18,522,575
                                                                          ============

See accompanying notes.

                           Securant Technologies, Inc.

                      Consolidated Statement of Operations



                                           YEAR ENDED
                                           DECEMBER 31,
                                               2000
                                           -----------
Revenues:
   License fees                            $ 3,571,623
   Services                                  1,531,348
                                           -----------
Total revenues                               5,102,971

Costs and expenses:
   Cost of license fees                        912,748
   Cost of services                          2,206,463
   Sales and marketing                      19,836,913
   Product development and engineering       4,335,482
   General and administrative                2,102,734
                                           -----------
Total costs and expenses                    29,394,340
                                           -----------

Operating loss                              24,291,369

Interest expense and other, net                870,071
                                           -----------
Net loss                                   $25,161,440
                                           ===========


See accompanying notes.

                           Securant Technologies, Inc.

 Consolidated Statement of Convertible Preferred Stock and Shareholders' Deficit


SHAREHOLDERS' DEFICIT


                        SERIES A CONVERTIBLE    SERIES B CONVERTIBLE     SERIES C CONVERTIBLE          TOTAL CONVERTIBLE
                          PREFERRED STOCK         PREFERRED STOCK           PREFERRED STOCK             PREFERRED STOCK
                        --------------------   ---------------------   ------------------------     -----------------------
                          SHARES    AMOUNT      SHARES      AMOUNT        SHARES      AMOUNT        SHARES       AMOUNT
                        --------   --------    ---------   ----------  -----------   ----------     ---------   -----------
Balances at December
31, 1999                3,646,542  $652,113    2,643,475   $4,056,512           --   $       --     6,290,017   $ 4,708,625
  Exercise of common
   stock warrants for
   cash                        --        --           --           --           --            --           --            --
  Exercise of common
   stock options for
   cash                        --        --           --           --           --            --           --            --
  Exercise of common
   stock options in
   exchange for notes
   receivable                  --        --           --           --           --            --           --            --
  Issuance of common
   stock options to
   consultants for
   services                    --        --           --           --           --            --           --            --
  Deferred compensation
   of options granted
   to employees                --        --           --           --           --            --           --            --
  Amortization of
   deferred stock
   compensation                --        --           --           --           --            --           --            --
  Exercise of Series B
   preferred stock
   warrants for cash           --        --      135,135      200,000           --            --      135,135       200,000
  Issuance of Series B
   preferred stock for
   services                    --        --       25,000       27,250           --            --       25,000        27,250
  Issuance of Series B
   preferred stock, net
   of issuance costs of
   $3,795 for cash and
   conversion of notes         --        --      904,056    1,343,958           --            --      904,056     1,343,958
  Issuance of Series C
   preferred stock, net
   of issuance costs of
   $161,797 for cash
   and conversion of
   notes                       --        --           --           --    8,018,678    31,545,632    8,018,678    31,545,632
Issuance of amended
   warrants                    --   (42,178)          --           --           --       113,150           --        70,972
  Beneficial conversion
   related to
   convertible notes           --        --           --           --           --        92,572           --        92,572
  Discount related to
   issuance of Series C
   preferred stock             --        --           --           --           --       287,096           --       287,096
  Issuance of warrants
   relating to
   convertible notes           --        --           --           --           --        93,473           --        93,473
  Net loss for the
   period                      --        --           --           --           --            --           --            --
                        ---------   --------   ---------   ----------    ---------   -----------   ----------   -----------
Balances at December
31, 2000                3,646,542   $609,935   3,707,666   $5,627,720    8,018,678   $32,131,923   15,372,886   $38,369,578
                        =========   ========   =========   ==========    =========   ===========   ==========   ===========


                                                         SHAREHOLDERS' DEFICIT
                         ---------------------------------------------------------------------------------------
                                                    NOTES
                             COMMON STOCK          RECEIVABLE       DEFERRED                         TOTAL
                         -------------------         FROM         STOCK-BASED     ACCUMULATED     SHAREHOLDERS'
                           SHARES       AMOUNT    SHAREHOLDER     COMPENSATION      DEFICIT          DEFICIT
                         ----------   ---------   ------------   --------------   -----------     --------------
Balances at December
31, 1999                  9,282,191   $ 426,146   $      --       $     --       $(5,294,649)     $(4,868,503)
  Exercise of common
   stock warrants for
   cash                    133,860      13,386           --             --               --           13,386
  Exercise of common
   stock options for
   cash                    252,218      34,845           --             --               --           34,845
  Exercise of common
   stock options in
   exchange for notes
   receivable            1,000,000     110,000     (110,000)            --               --               --
  Issuance of common
   stock options to
   consultants for
   services                     --      48,910           --        (48,910)              --               --
  Deferred compensation
   of options granted
   to employees                 --      48,750           --        (48,750)             --               --
  Amortization of
   deferred stock
   compensation                 --          --           --         46,723               --           46,723
  Exercise of Series B
   preferred stock
   warrants for cash            --          --           --             --               --               --
  Issuance of Series B
   preferred stock for
   services                     --          --           --             --               --               --
  Issuance of Series B
   preferred stock, net
   of issuance costs of
   $3,795 for cash and
   conversion of notes          --          --           --             --               --               --
  Issuance of Series C
   preferred stock, net
   of issuance costs of
   $161,797 for cash
   and conversion of
   notes                        --          --           --             --               --               --
Issuance of amended
   warrants                     --          --           --             --               --               --
  Beneficial conversion
   related to
   convertible notes            --          --           --             --               --               --
  Discount related to
   issuance of Series C
   preferred stock              --          --           --             --               --               --
  Issuance of warrants
   relating to
   convertible notes            --       1,168           --             --               --            1,168
  Net loss for the
   period                       --          --           --             --      (25,161,440)     (25,161,440)
                        ----------     --------   ----------      --------     ------------     ------------
Balances at December
31, 2000                10,668,269     $683,205   $ (110,000)     $(50,937)    $(30,456,089)    $(29,933,821)
                        ==========     ========   ==========      ========     ============     ============

See accompanying notes.

                           Securant Technologies, Inc.

                      Consolidated Statement of Cash Flows


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                               2000
                                                          ---------------
OPERATING ACTIVITIES

 Net loss                                                 $  (25,161,440)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization of property and
      equipment                                                  390,684
    Amortization of deferred stock-based compensation             46,723
    Accretion of discount on capital lease obligations
      and debt                                                   566,155
    Noncash charges related to stock and warrants issued
      for services                                                27,250
    Changes in operating assets and liabilities:
      Accounts receivable                                     (5,515,458)
      Prepaid expenses and other current assets                 (811,284)
      Accounts payable and accrued expenses                    3,879,812
      Deferred revenues                                        3,216,721
      Accrued employee compensation and related expenses       1,497,873
                                                            ------------
 Net cash used in operating activities                       (21,862,964)

 INVESTING ACTIVITIES
 Acquisition of property and equipment                        (1,399,204)
 Change in restricted cash required for capital lease
    obligations                                                   55,000
                                                            ------------
 Net cash used in investing activities                        (1,344,204)

 FINANCING ACTIVITIES
 Proceeds from capital lease obligations                         185,695
 Proceeds from exercise of common stock warrants                  13,386
 Proceeds from exercise of employee stock options                 34,845
 Proceeds from exercise of Series B preferred stock
   warrants                                                      200,000
 Net proceeds from issuance of Series B preferred stock        1,239,207
 Net proceeds from issuance of Series C preferred stock       16,925,632
 Proceeds from issuance of convertible notes payable          15,925,000
 Principal repayments on capital lease obligations              (288,675)
 Repayment of convertible notes payable                       (1,405,000)
                                                            ------------
 Net cash provided by financing activities                    32,830,090
 Net increase in cash and cash equivalents                     9,622,922
 Cash and cash equivalents at beginning of
    period                                                       275,310
                                                            ------------
 Cash and cash equivalents at end of period                 $  9,898,232
                                                            ============
 SUPPLEMENTAL DISCLOSURE OF OTHER CASH FLOW INFORMATION
 Cash paid for interest                                     $    570,381

                           Securant Technologies, Inc.


                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     2000
                                                                                --------------
SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES
Acquisition of property and equipment under capital lease obligations           $      564,421
                                                                                ==============
Common stock warrants issued in connection with convertible notes               $        1,168
                                                                                ==============
Series B convertible preferred stock issued for services                        $       27,250
                                                                                ==============
Series C convertible preferred stock warrants issued in connection with line
   of credit                                                                    $      113,150
                                                                                ==============
Series C convertible preferred stock warrants and beneficial conversion
   feature issued in connection with convertible notes                          $      186,045
                                                                                ==============
Discount related to issuance of Series C convertible preferred stock            $      287,096
                                                                                ==============
Exercise of common stock options in exchange for notes receivable               $      110,000
                                                                                ==============
Conversion of convertible promissory notes and related accrued interest to
   Series B preferred stock                                                     $      104,750
                                                                                ==============
Conversion of convertible promissory notes and related accrued interest to
   Series C preferred stock                                                     $   14,620,000
                                                                                ==============
Deferred compensation of options granted to employees                           $       48,750
                                                                                ==============
Cancellation of Series A convertible preferred stock warrants                   $       42,178
                                                                                ==============
Stock options and warrants issued to consultants                                $       48,910
                                                                                ==============

See accompanying notes.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

Securant Technologies, Inc. (the "Company") was incorporated in California on May 1, 1996. The Company is a developer of Internet security software that provides a secure infrastructure for conducting eBusiness. The Company's flagship product, ClearTrust SecureControl, controls user access to Web-based resources including applications, content and transactions. ClearTrust SecureControl is a directory-enabled product, is based upon Internet standards and allows enterprises and service providers to centrally control and automate user access to Extranet, Intranet, Internet, and Web-enabled legacy applications. The Company began shipping product in 1998.

BASIS OF PRESENTATION

From inception, the Company has funded product development and operations through the issuance of convertible debt and the sale of convertible preferred and common stock. The Company is experiencing significant liquidity shortfalls and will require a significant capital infusion to fund ongoing operations. Based on the Company's current and projected spending rates, the Company has immediate cash needs that require it to raise additional funds. There is no guarantee that management will be able to generate such funds.

The Company has incurred significant recurring operating losses, which have resulted in an accumulated deficit of approximately $30.5 million as of December 31, 2000. The report of independent auditors on the Company's consolidated financial statements includes an explanatory paragraph indicating there is substantial doubt about the Company's ability to continue as a going concern. The Company believes that its pending acquisition by RSA Security Inc. (Note 10) will enable the Company to continue as a going concern. Although the Company believes that the acquisition will occur, there is no assurance that it will occur. If the transaction does not occur, management intends to seek additional financing from current investors, including management, and/or reduce expenses, primarily headcount. The accompanying consolidated financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of risk include cash and cash equivalents and trade receivables. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company did not write-off any accounts receivable in 2000. Future credit losses may differ from the Company's estimates and could have a material impact on the Company's future results of operations. For the year ended December 31, 2000, two customers individually accounted for approximately 20% and 13% of revenues. As of December 31, 2000, two customers individually represent 14% and 11% of trade receivables.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents and accounts payable are carried at cost, which approximates fair value due to the short maturity of these instruments. The carrying value of the Company's convertible subordinated promissory notes approximated fair value, based on current borrowing rates for similar types of arrangements. The amount of capital lease obligations is approximately their fair value, which has been determined by the use of discounted cash flow analyses.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid instruments with original maturities of three months or less. The Company primarily maintains its cash and cash equivalents in one domestic financial institution.

RESTRICTED CASH

Restricted cash comprises amounts held in deposits under irrevocable standby letters of credit that are required as collateral for a capital lease agreement.

DEFERRED FINANCING COSTS

Deferred financing costs represent costs associated with the issuance of capital lease obligations. These costs are being amortized using the effective interest rate method over the life of the related capital lease. Deferred financing costs are presented net of the related capital lease obligation balance.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and consist of office furniture and equipment, leasehold improvements and software purchased or developed for internal use. Office furniture and equipment and software are depreciated on a straight-line basis over the estimated useful lives of the assets or the lease term, whichever is shorter. Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or the estimated useful life of the improvement. The estimated useful lives range from two to five years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." FAS 121 requires recognition of impairment of long-lived assets if the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets.

REVENUE RECOGNITION

The Company generates revenue from license fees for its software products and from related services. The Company licenses software under noncancelable license agreements directly with end-users. Service revenues are generated from maintenance and support, training, and consulting services.

On contracts that do not involve significant implementation or customization essential to the functionality of the Company's product, license fee revenues are recognized in accordance with Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition," as amended, when a non-cancelable license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable and collectibility is reasonably assured, and vendor-specific objective evidence ("VSOE") exists to allocate the fees to the elements of the arrangement. VSOE for the training and consulting services element is based upon the standard hourly rates it charges for services. VSOE for annual post-contract customer support is established through the stated future renewal rates included in the contracts. The Company recognizes revenue for the license portion of a multiple element arrangement based upon the residual contract value as prescribed by Statement of Position No. 98-9, "Modification of SOP No. 97-2 with Respect to Certain Transactions." In instances where no VSOE exists for undelivered elements, the revenue is recognized when the undelivered elements have been delivered.

The Company recognizes royalty revenue as license revenue. Royalties are based on third-party sales and are recorded as earned in accordance with contract terms when the third-party results are reliably measured and collectibility is reasonably assured. Royalty revenue of $529,000 is included in license revenue in 2000. Additionally, license revenue in 2000 includes a termination fee of $500,000 received upon cancellation of an agreement by a customer.

Maintenance and support revenues are recognized ratably over the term of the agreement, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized when services are performed. The unrecognized portion of amounts paid in advance for licenses and services is recorded as deferred revenues.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Employee Stock Issued to Employees" and has adopted the disclosure-only option of the Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation."

Options granted to consultants are accounted for using the Black-Scholes method prescribed by FAS 123 in accordance with Emerging Issues Task Force consensus No. 96-18. Any deferred stock compensation is marked to market at each reporting period and amortized ratably over the service period of the related consulting services.

ADVERTISING EXPENSE

Advertising costs are expensed when incurred and included in sales and marketing expense. The Company had approximately $129,000 of advertising costs for the year ended December 31, 2000.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. To date, the Company has not incurred significant costs subsequent to the establishment of its products' technological feasibility. Therefore, all software development costs have been charged to product development and engineering expense in the accompanying consolidated statements of operations. Future capitalized costs, if any, will be amortized based on a straight-line basis over the estimated useful life of the products.

The Company has adopted Statement of Position No. 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In accordance with SOP 98-1, the Company capitalizes its costs to develop software when preliminary development efforts are successfully completed, and management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed. Costs incurred for upgrades and enhancements that are expected to result in additional functionality are capitalized. All capitalized costs are amortized on a straight-line basis over their expected useful lives. The Company capitalized software costs of approximately $234,000 for the year ended December 31, 2000 and will begin amortizing them over a three-year period beginning in 2001.

FOREIGN CURRENCY TRANSLATION

The Company's foreign subsidiaries use the U.S. dollar as the functional currency and have remeasured their financial statements into U.S. dollars using current rates of exchange for monetary assets and liabilities and historical rates of exchange for nonmonetary assets. Gains and losses from remeasurement are included in general and administrative expense and have not been material to date. Items of revenue and expense for the Company's subsidiaries are translated using the monthly average exchange rates in effect for the period in which the items occur.

INCOME TAXES

The Company uses the liability method to account for income taxes as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SEGMENT INFORMATION

The Company has adopted the Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company operates in one segment to design, develop, implement and market Internet security software.

2. RECENT ACCOUNTING PRONOUNCEMENTS

The Company will adopt Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities" (as amended by FAS 138), in the first quarter of its fiscal year 2001. FAS 133 established new accounting and reporting standards for derivative and hedging activities. In accordance with the standard, the Company will prospectively recognize the fair value of its derivative instruments as assets or liabilities in its consolidated balance sheets. The resulting gain or loss will be reflected as other comprehensive income or in earnings, depending upon the achievement of hedge accounting criteria. As of December 31, 2000, the Company owned no derivative instruments.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB 25. FIN 44 clarifies guidance for certain issues that arose in the application of APB 25. FIN 44 is generally effective and to be applied prospectively to all new awards, modifications to outstanding awards and changes in employee status on or after July 1, 2000. The adoption of FIN 44 did not have a material impact on the Company's consolidated financial position or results of operations.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                           2000
                                                       ----------

Computer equipment and software                        $2,162,091
Furniture and fixtures                                    111,392
Leasehold improvements                                     51,437
                                                       ----------
                                                        2,324,920
Less: accumulated depreciation and amortization          (426,557)
                                                       ----------
                                                       $1,898,363
                                                       ==========

Property and equipment include assets acquired under capital leases, principally office and computer equipment, of $864,342 at December 31, 2000. Accumulated amortization of these assets was $222,005 at December 31, 2000.

4. COMMITMENTS AND CONTINGENCIES

The Company leases its facilities and various equipment under noncancelable operating leases, which expire at various dates through 2005. The facility leases generally require the Company to pay operating costs, including property taxes, insurance and maintenance, and contain renewal options and provisions adjusting the lease payments based upon changes in operating costs or in fixed increments. Rent expense is reflected on a straight-line basis over the terms of the related leases. The Company is also obligated under a number of capital equipment leases expiring at various dates through 2005.

The future minimum lease payments under capital and operating leases subsequent to December 31, 2000 are summarized as follows:

                                                     CAPITAL         OPERATING
                                                      LEASES           LEASES
                                                    ----------      ----------
For years ending December 31,
     2001                                           $  527,445      $3,809,783
     2002                                              378,003         611,410
     2003                                               65,528         276,648
     2004                                               18,486         276,648
     2005                                               13,052         161,378
                                                    ----------      ----------
     Total minimum lease payments                    1,002,514      $5,135,867
                                                                    ==========
     Less: amount representing interest                122,815
                                                    ----------
     Present value of minimum lease payments           879,699
     Less: current portion                             443,525
     Less: deferred financing costs                     31,530
                                                    ----------
                                                    $  404,644
                                                    ==========

Rent expense totaled approximately $1,279,000 for the year ended December 31, 2000.

In connection with certain noncancelable operating lease commitments, the Company had an irrevocable letter of credit agreement with a financial institution for an aggregate amount of $250,000 at December 31, 2000. As of December 31, 2000, the Company had $250,000 in certificates of deposit with a financial institution as required under the lease agreements to secure the letters of credit (Note 6).

In 1999, the Company entered into a license agreement with an enterprise software company to include certain software in the Company's products. Management believes that the per-user pricing method contained in the license agreement does not reflect the Web-based business model of the Company and that a server-based pricing model is more applicable. However, the Company did not amend the license agreement. No royalties have been paid to date by the Company. Management estimated and recorded a liability of $886,000 in 2000 for royalties due under this license agreement using a server-based royalty model. The Company is in the process of finalizing revised pricing terms of the license agreement with the enterprise software company. Final pricing terms may vary from those estimated in the accompanying financial statements. The Company believes it has appropriately accrued for this matter at December 31, 2000.

The Company also is a party to various legal disputes and proceedings arising from the ordinary course of business. In the opinion of management, resolution of those matters is not expected to have a material adverse effect on the consolidated financial position of the Company. However, depending on the amount and timing of such resolution, an unfavorable resolution of some or all of these matters could materially affect the Company's future results of consolidated operations or consolidated cash flows in a particular period.

5. RELATED PARTY TRANSACTIONS

The Company entered into an agreement with a customer/investor whereby the customer/investor shall receive the right to purchase shares of common stock based on the amount of gross revenue recorded by the Company that related to services and licenses purchased directly by the customer/investor or its subsidiaries in tranches of revenue in the amount of $1,250,000 up to a maximum of $5,000,000. For each $1,250,000 of product and services purchased by the customer/investor, the customer/investor will receive a warrant to purchase a corresponding amount of preferred stock at the then fair market value. The exercise price and the number of shares issuable are contingent upon the relative value of the Company as defined in the agreement. The Company will record the fair value of the warrants using the Black-Scholes model on the date the milestones are met as an increase in preferred stock and a decrease in revenue. As of December 31, 2000, no shares were issuable under this arrangement and no revenue has been recognized under the terms of this agreement.

In addition, in connection with the conversion of a $2.5 million note payable, the Company issued 717,740 shares of Series C preferred stock to this customer/investor at $3.59 per share as part of the Company's Series C preferred stock financing. The Company sold the Series C preferred stock to this customer/investor at a discount to the preferred stocks fair value. The amount of the discount, $287,096 was first applied against all revenues in 2000 related to this customer/investor ($160,000), and the remainder was recorded as cost of services in the amount of $127,096.

Between June 1998 and December 1999, a shareholder made advances of $220,000. The Company repaid, in cash, $100,000 in 1999. A balance of $120,000 remains outstanding as of December 31, 2000 and 1999, respectively.

In 2000, the Company made two loans and advances to two employees of the Company. The loans are non-interest bearing, non-recourse and unsecured. Due to the uncertainty of collection, the Company fully reserved for the loans and advances totaling $1,620,000 and $67,500, respectively.

6. DEBT FINANCING

BANK LETTER OF CREDIT

In August 2000, the Company entered into a $250,000 letter of credit agreement with a bank, which was required under the terms and conditions of a capital lease agreement. Borrowings under the capital lease agreement are secured by a certificate of deposit in the amount of $250,000. At December 31, 2000, the Company had no outstanding borrowings. The letter of credit expires in July 2004.

Long-term debt consists of the following:

                                                              AS OF
                                                           DECEMBER 31,
                                                              2000
                                                           ------------
Note payable to investor issued in September 1995
   bearing interest of 8%                                    $ 5,208
Convertible notes payable to investor issued from
   March to August 1998 bearing interest of 8%                15,000
                                                             -------
Total                                                        $20,208
                                                             =======

In September 1995, the Company issued a note payable to one investor for $6,500. The note bears interest at a rate of 5% per annum. The note was partially repaid in 1998 in the amount of $1,292. A balance of $5,208 and the related accrued interest remain outstanding as of December 31, 2000.

Between March and August 1999, the Company issued several convertible notes to one investor for $115,000. The notes bear interest at a rate 8% per annum. Notes totaling $100,000 and accrued interest totaling $22,773 converted upon the closing of the sale of shares of preferred stock from the Series C financing in November 2000. A balance of $15,000 remains outstanding as of December 31, 2000.

In December 1999, the Company issued a convertible note to one investor for $100,000. The note is non-interest bearing and was converted into Series B preferred stock in February 2000.

Between March and November 2000, the Company issued convertible notes to several investors totaling $14,520,000. The notes bear interest at rates ranging from 8-12% per annum. All notes and accrued interest of $334,161 were converted to Series C preferred stock in November 2000. In connection with these notes, the Company issued warrants to purchase up to 30,250 shares of Series C preferred stock and 19,481 shares of common stock (see Note 8).

7. CONVERTIBLE PREFERRED STOCK

The preferred stock is classified as mezzanine financing due to the liquidation rights upon a merger.

Convertible preferred stock consists of the following:

                                     AS OF DECEMBER 31, 2000
                     ---------------------------------------------------
                       SHARES            SHARES ISSUED       LIQUIDATION
                     AUTHORIZED         AND OUTSTANDING       PREFERENCE
                     -----------        ---------------      -----------
Series A              3,646,542            3,646,542         $   619,912
Series B              3,743,233            3,707,666           6,404,816
Series C              8,300,000            8,018,678          31,994,525
Undesignated          9,310,225                   --                  --
                     ----------           ----------         -----------
Total                25,000,000           15,372,886         $39,019,253
                     ==========           ==========         ===========

Under the Company's Articles of Incorporation, preferred stock is issuable in series and the Board of Directors is authorized to determine the rights, preference, and terms of each series.

In February and August 2000, the Company issued a total of 1,064,191 shares of Series B preferred stock for $1,430,003 in cash, $13,000 deferred compensation and $132,001 conversion of notes payable and related interest.

In November 2000, the Company issued 8,018,678 shares of Series C preferred stock for $16,730,527 cash and $14,976,902 conversion of notes payable and related interest.

Dividends

The holders of the Series A preferred stock, Series B preferred stock and Series C preferred stock are entitled to receive, when, as and if declared by the Board of Directors of the Company (the "Board"), dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.02, $0.17, and $0.44, respectively, per share of Series A preferred stock, Series B preferred stock and Series C preferred stock per year.

Such dividends are not cumulative and no right to such dividends accrue to holders of Series A preferred stock, Series B preferred stock and Series C preferred stock unless declared by the Board. No dividends or other distributions will be made with respect to the common stock, other than dividends payable solely in common stock, unless at the same time an equivalent dividend with respect to each of the Series A preferred stock, Series B preferred stock and Series C preferred stock had been paid or set apart.

Liquidation Rights

In the event of any merger, liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company will be made in the following manner:

The holders of the Series A preferred stock, Series B preferred stock and Series C preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to holders of common stock, the amount of $0.17, $1.48 and $3.99, respectively, per share for each share of Series A preferred stock, Series B preferred stock and Series C preferred stock then held by them, adjusted for any stock distributions or dividends, combinations or consolidations and, in addition, an amount equal to all declared but unpaid dividends on each of the Series A preferred stock, Series B preferred stock and Series C preferred stock, as the case may be. If the assets and funds distributed among the holders of the Series A preferred stock, Series B preferred stock and Series C preferred stock are insufficient to permit the payment to such holders of the full amount, then the entire assets and funds of the Company legally available for distribution will be distributed among the holders of the Series A preferred stock, Series B preferred stock and Series C preferred stock in the same proportion as the relative aggregate financing amounts.

After giving effect to the above provisions, all of the assets of the Company will be distributed to the holders of common stock and the holders of the Series A preferred stock, Series B preferred stock and Series C preferred stock pro rata based on the number of shares of common stock held by each (assuming conversion into common stock of all preferred shares); provided that holders of Series A preferred stock, Series B preferred stock and Series C preferred stock are not entitled to any proceeds above $0.51, $4.44 and $11.97, respectively, per share. Thereafter, if assets remain in the Company, the holders of the common stock receive all of the remaining assets on a pro rata basis.

Conversion

Each share of Series A, Series B and Series C convertible preferred stock may be converted into shares of the Company's common stock on a one-for-one basis, subject to adjustments under specific circumstances. Conversion occurs at either
(i) the option of the preferred stockholder, (ii) automatically upon an initial public offering with a price per share of at least $7.98 and aggregate proceeds of not less than $15 million, or (iii) the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding preferred stocks as a single class on an as-if-converted basis. The Company has reserved 15,372,886 shares of common stock for the conversion of the outstanding shares of the preferred stock.

Voting Rights

Holders of all classes of the convertible preferred stock have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and are entitled to vote together with the holders of common stock. The holder of each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock could be converted.

8. SHAREHOLDERS' DEFICIT

COMMON STOCK

The Company is authorized to issue 50,000,000 shares of common stock. At December 31, 2000 10,668,269 shares are outstanding, of which 125,000 shares are subject to rights of repurchase by the Company that lapse generally over a four-year period from the earlier of the stock purchase date or employee hire date, as applicable.

At December 31, 2000, the Company had reserved shares of common stock for future issuance as follows:

Stock option plan:
   Options outstanding under the 1996 Stock Plan                      3,040,657
   Options outstanding under the 1997 D&O Stock Plan                    500,000
   Options available for future grant under the 1996 Stock Plan         705,689
   Options available for future grant under the 1997 D&O Stock Plan     350,000
Convertible preferred stock                                          15,372,886
Convertible preferred stock warrants                                     96,817
Common stock warrants                                                   438,347
                                                                     ----------
                                                                     20,504,396
                                                                     ==========

NOTES RECEIVABLE FROM SHAREHOLDERS

In April 1997, the Company granted 1,000,000 options to certain officers. In November 2000, these options were exercised in exchange for $110,000 in non-recourse notes payable to the Company. The notes bear interest at 9% per annum. These shares are subject to rights of repurchase by the Company until such shares are vested and are subject to variable accounting. The Company recorded compensation expense of $20,313 in 2000 related to the variable accounting effect of these lapsing repurchase rights. As of December 31, 2000, 125,000 shares are unvested and are subject to repurchase by the Company.

CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS

In April 1999, in connection with a debt agreement, a note holder was granted a warrant to purchase 418,866 shares of common stock. The warrant is subject to certain antidilution provisions. The warrant was immediately exercisable and expires in five years. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - five years, fair market value of $0.10 per share and an exercise price of $0.10, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $33,509, which was recorded as interest expense in 1999 as the debt was converted in that year. The warrants remain outstanding as of December 31, 2000.

In October 1999, in connection with the issuance of the Series B preferred stock, two investors were granted warrants to purchase 133,860 shares of common stock. The warrants were immediately exercisable upon the closing of Series B and expired one year from the closing date of Series B. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - one year, fair market value of $0.10 per share and an exercise price of $0.10, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $5,354, which was recorded as a preferred stock dividend in 1999. The warrants were exercised in September 2000.

Between September and December of 1998, the Company issued warrants to purchase 135,135 shares of the Series B preferred stock in connection with the conversion of promissory notes into Series B preferred stock. The warrants are exercisable immediately and expire in August 2002. The Company valued the warrants using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - four years, fair market value of $1.48 and an exercise price of $1.48, a risk-free interest rate of 5% and no dividend yield). The Company determined the total value to be $143,243 for the warrants and amortized the amount over the term of the related notes. The warrants were exercised in August 2000.

In December 1999, the Company issued a warrant to purchase 35,567 shares of Series B preferred stock in connection with a capital lease agreement. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - ten years, fair market value of $1.48 and an exercise price of $1.48, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $48,371, which is a deferred financing cost and is being amortized over three years to interest expense. The warrants remain outstanding as of December 31, 2000.

In December 1999, the Company issued a warrant to purchase 31,000 shares of Series A preferred stock to a bank in connection with a line of credit agreement. The warrant is subject to certain anti-dilution provisions and has an exercise price of $1.48 per share. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - ten years, fair market value of $1.48 and exercise price of $1.48, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $42,178. In November 2000, the Company amended this warrant. The amended warrant is convertible into Series C convertible preferred stock and is subject to certain antidilution provisions and has an exercise price of $3.99 per share. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - ten years, fair market value of $3.99 and an exercise price of $3.99, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $113,150. The amended value was expensed in 2000 as the line of credit expired. The warrants remain outstanding as of December 31, 2000.

In August 2000, in connection with a convertible debt agreement, one note holder was granted a warrant to purchase 19,481 shares of common stock. The warrant was immediately exercisable, expires in ten years, and is subject to certain anti-dilution provisions. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - ten years, fair market value of $0.10 per share and an exercise price of $3.85, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $1,168, which was recorded as interest expense in 2000 as the debt was converted in that year. The warrants remain outstanding as of December 31, 2000.

In November 2000, the Company issued warrants to purchase 6,250 and 24,000 shares of Series C preferred stock in connection with the issuance of several convertible promissory notes. The warrant is exercisable immediately. The Company valued the warrant using the Black-Scholes valuation method (inputs: volatility 1.0, maximum term - five years, fair market value of $3.99 and exercise price of $3.99, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $19,313 and $74,160, respectively. The Company recorded the amounts as interest expense in 2000 as the debt was converted in that year. The warrants remain outstanding as of December 31, 2000.

BENEFICIAL CONVERSION

In connection with the convertible promissory notes issued to investors in 2000, the Company issued warrants to purchase Series B and Series C preferred stock. In accordance with Emerging Issues Task Force Issues 98-5 and 00-27, proceeds of $92,572 have been allocated to the beneficial conversion feature of the convertible debt, by recording a debt discount that effectively reduces the carrying value of the debt and increases preferred stock. The amount allocated to the beneficial conversion feature has been recorded as interest expense during 2000 as the related debt was converted to preferred stock during the same year.

DEFERRED STOCK-BASED COMPENSATION

The Company recorded stock-based compensation expense in the amount of $20,313 related to two executives who exercised options in November 2000 with notes from the Company that do not qualify for fixed accounting. Deferred stock-based compensation of $48,750 was recorded for the year ended December 31, 2000, representing the difference between the exercise price and the deemed fair value of the unvested portion.

OPTIONS, WARRANTS AND STOCK ISSUED TO CONSULTANTS

In 1999, the Company issued 1,320,000 shares of common stock and 13,514 shares of Series B preferred stock, respectively, for services. The Company recognized an expense of $132,000 and $20,000 related to the stock grants based on the deemed fair value of the common stock and Series B preferred stock on the date of grant, respectively.

In 2000, the Company issued 25,000 shares of Series B preferred stock for services. The Company recognized $27,250 related to the stock grants based on the deemed fair value of the Series B preferred stock on the date of grant.

During 2000, the Company issued 165,000 non-qualified stock options to consultants and Board advisors, not considered employees, for their services provided to the Company. The service period of the related consulting services range from six months up to a period of four years. The Company valued these stock options in accordance with EITF 96-18, using the Black Scholes valuation method and determined the value of the options to be $0.03 to $0.31 per share for a total valuation of $48,910. The Company measures the value of the unvested portion at each reporting period and amortizes the valuation as the consultants and advisors vested in their options. As such, the Company calculated the compensation expense for the year ended December 31, 2000 to be $26,410.

STOCK OPTIONS

Under the 1996 Incentive Stock Option Plan (the "1996 Plan") and the 1997 Directors and Officers Stock Plan (the "1997 Plan"), 4,934,438 and 1,850,000 shares of common stock are reserved for the issuance of incentive stock options ("ISOs") or nonstatutory stock options ("NSOs") to eligible participants, respectively. Under the 1996 and 1997 Plan, the ISOs may be granted at a price per share not less than the fair market value at the date of grant. The NSOs may be granted at a price per share not less than 85% of the fair market value at the date of grant. Options and unvested shares granted generally vest 25% after the first year and then 1/48 each month thereafter. Certain grants are exercisable immediately under such terms and conditions as determined by the Board of Directors. All options expire ten years after the grant date.

A summary of the status of the Plans at December 31, 2000 is presented below:

                                                         WEIGHTED-AVERAGE
                                         SHARES UNDER     EXERCISE PRICE
                                            OPTION          PER SHARE
                                         -------------   ----------------
Balance at December 31, 1999               1,604,000            0.14
  Granted                                  3,962,500            0.41
  Cancelled                                 (773,625)           0.23
  Exercised                               (1,252,218)           0.12
                                          ----------           -----
Balance at December 31, 2000               3,540,657           $0.41
                                          ==========           =====

The following table summarizes information about stock options under the 1996 and 1997 Stock Plans at December 31, 2000:


                                    OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                     -------------------------------------------------      -----------------------------
                                    WEIGHTED-AVERAGE
                                       REMAINING      WEIGHTED-AVERAGE                   WEIGHTED-AVERAGE
                                      CONTRACTUAL        EXERCISE                           EXERCISE
PRICE                   NUMBER        LIFE (YEARS)        PRICE              NUMBER           PRICE
--------------       ---------      ----------------  -----------------     --------      ---------------
      $   0.01          50,000             5.9          $   0.01              50,000         $ 0.01
          0.10         341,250             7.6              0.10             194,312           0.10
          0.15         588,657             9.1              0.15                  --             --
          0.50       2,010,750             9.5              0.50                  --             --
          0.55         500,000             9.5              0.55              62,500           0.55
          1.00          50,000             9.7              1.00                  --             --
                     ---------                                               -------
                     3,540,657                                               306,812
                     =========                                               =======

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

Pro forma information regarding results of operations is required by FAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value for these options was estimated using the Black-Scholes option valuation method at the date of grant with the following weighted-average assumptions: a risk-free interest rate of 6%, no dividend yield, volatility of
1.0 and an expected life of five years for the periods ending December 31, 2000.

The option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to pro forma expense over the options' vesting periods. The effect of applying the Black Scholes valuation method of FAS 123 to options granted to employees did not result in a pro forma net loss that is materially different from historical amounts reported. Therefore, such pro forma information is not presented herein.

Because the effect of FAS 123 is prospective, the initial impact on pro forma net loss may not be representative of compensation expense in future years.

9. INCOME TAXES

As of December 31, 2000, the Company had deferred tax assets of approximately $12,402,000. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $10,944,000 during the year ended December 31, 2000. Deferred tax assets primarily relate to net operating loss and tax credit carryforwards.

As of December 31, 2000, the Company had federal net operating loss carryforwards of approximately $22,123,000. The net operating loss carryforward will expire at various dates beginning in 2018, if not utilized.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

10. SUBSEQUENT EVENTS (UNAUDITED)

LEASES

In January 2001, the Company entered into a one-year operating lease for a facility with a total lease commitment of approximately $1.8 million.

LETTER OF CREDIT

In January 2001, the Company entered into a standby letter of credit with a bank in the amount of $924,870 as security for an office lease. The standby letter of credit required the Company to deposit an equal amount in cash as collateral with the bank.

BRIDGE FINANCING

The Company raised a total of $11.61 million from a bridge round of financing in March and May 2001 through the issuance of convertible promissory notes that bear interest at 8% per year and includes warrants to purchase common stock representing 25% of the principal note amount. Series C investors who participated in the bridge financing were provided with an antidilution provision on a portion of their existing Series C shares, up to 100% of their existing shares, to the price per share paid in the Series D financing (referred to as "Series C-1" preferred shares). As a result, in the event that the per share price of the Series D financing is less than the price per share paid in the Series C financing, the effective price of the Series C financing will be reduced through the issuance of additional shares. The bridge financing matures on dates between July 31, 2001 and September 30, 2001 and is secured by a lien on all of the Company's assets. The notes may be converted into Series

C at the Series C conversion price of $3.99 per share at the option of the holders and will be automatically converted with the closing of the Series D financing. As of the date of these financial statements, no Series D preferred stock has been issued.

The related warrants were issued with an exercise price of $0.20 per share, expire in five years and are immediately exercisable into the number of shares of common stock as determined by dividing the warrant value by (i) the Series D conversion price, in the event the notes are converted into shares of Series D preferred stock, (ii) the Series C conversion price, in the event the notes are converted into shares of Series C preferred stock, (iii) the lesser of the fair market value of one share of common stock as determined in connection with an acquisition or the Series C conversion price, in the event of an acquisition,
(iv) $0.20 per share, in the event of a liquidation, dissolution or winding up of the Company, or (v) the fair market value of one share of common stock, in the event that neither an acquisition nor the Series D financing has occurred by dates between July 31, 2001 and September 30, 2001. In accordance with Emerging Issues Task Force Issues 98-5 and 00-27, proceeds of $5,781,864 have been allocated to the beneficial conversion feature of the convertible debt, by recording a debt discount that effectively reduces the carrying value of the debt and increases common stock. The warrants are exercisable immediately. The Company valued the warrants using the Black-Scholes valuation method (inputs: volatility 1.00, maximum term - five years, fair market value of $1.23 and $1.96 and exercise price of $0.20, a risk-free interest rate of 6% and no dividend yield) and determined the value to be $1,084,806.

DEFINED CONTRIBUTION PLAN

In May 2001, the Company adopted a defined contribution retirement plan under
Section 401(k) of the Internal Revenue Code, which covers substantially all employees who are age 21 or older and have been with the Company for at least one month. Eligible employees may contribute amounts to the plan, via payroll withholding, subject to certain limitations. Employees may contribute up to 25% of eligible compensation or $30,000. The Company does not match contributions by plan participants.

2001 STOCK PLAN

In May 2001, the Company adopted the 2001 Stock Plan. The Company has reserved a total of 4,041,725 shares of common stock for issuance under the plan.

CORPORATE RESTRUCTURING

Between March and May 2001, the Company terminated approximately 80 employees in relation to a Board-approved plan to reduce costs.

TERM SHEET SIGNED

On July 12, 2001, the Company signed a term sheet and began negotiating a definitive agreement to be acquired by RSA Security Inc.

AGREEMENT ON ROYALTY FEES DUE

As discussed in Note 4, the Company was in the process of finalizing revised pricing terms of a license agreement with an enterprise software company and had accrued $886,000 as of December 31, 2000 for a royalty liability due. In August 2001, the Company negotiated reduced pricing terms with the enterprise software company and agreed that the amount due was $80,000 as of December 31, 2000.

DEFERRED STOCK COMPENSATION

In connection with the grant of stock options to employees and consultants, the Company has recorded aggregate deferred stock compensation of approximately $8 million through June 30, 2001 within stockholders' (deficit). The aggregate deferred stock compensation represents the difference between the deemed value of common stock for accounting purposes and the option exercise price of these options at the date of grant. Deferred compensation is presented as an increase in stockholders' deficit, with straight line amortization recorded over the vesting period of the individual award, generally four years. The Company recorded amortization of deferred stock compensation of $733,000 and $0 during the six months ended June 30, 2001 and 2000, respectively.

                           SECURANT TECHNOLOGIES, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001
                                 (In thousands)


                                  ASSETS

Current assets
  Cash and cash equivalents                              $  2,124
  Accounts receivable, net                                  4,455
  Prepaid expenses and other assets                         1,660
  Restricted cash                                           1,175
                                                         --------
      Total current assets                                  9,414
                                                         --------

Property and equipment, net                                 2,070
                                                         --------
                                                         $ 11,484
                                                         ========

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                       $  2,796
  Accrued payroll and benefits                              2,408
  Accrued expenses and other liabilities                    2,936
  Deferred revenue                                          4,205
  Convertible notes, net of discount                        8,407
                                                         --------
      Total current liabilities                            20,752
                                                         --------

  Convertible preferred stock, no par value                44,151

Stockholders' deficit
  Common stock                                              9,892
  Notes receivable from shareholders                         (110)
  Deferred stock based compensation                        (7,366)
  Retained deficit                                        (55,835)
                                                         --------
      Total stockholders' deficit                         (53,419)
                                                         --------
                                                         $ 11,484
                                                         ========

                           SECURANT TECHNOLOGIES INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                               Six Months Ended June 30,
                                               -------------------------
                                                 2001             2000
                                               --------         --------

Revenue
  Products                                     $  7,380          $ 1,184
  Services                                        1,650               66
                                               --------          -------
Total revenue                                     9,030            1,250
                                               --------          -------

Cost of revenue
  Products                                          179              295
  Services                                        2,471              654
                                               --------          -------
Total cost of revenue                             2,650              949
                                               --------          -------
Gross margin                                      6,380              301
                                               --------          -------

Costs and expenses
  Research and development                        6,659            1,187
  Marketing and selling                          16,450            4,777
  General and administrative                      4,939              481
                                               --------          -------
Total                                            28,048            6,445
                                               --------          -------

Loss from operations                            (21,668)          (6,144)

Interest expense                                 (3,711)            (105)
                                               --------          -------
Net loss                                       $(25,379)         $(6,249)
                                               ========          =======

                           SECURANT TECHNOLOGIES INC.
                    UNAUDITED CONDENSED STATEMENTS CASH FLOWS
                                 (In thousands)


                                                                                        Six Months Ended
                                                                                             June 30,
                                                                                     ------------------------
                                                                                        2001          2000
                                                                                     ----------     ---------
Cash flows from operating activities
   Net loss                                                                           $(25,379)     $ (6,249)
   Adjustments to reconcile net loss to net cash provided by operating activities
      Depreciation and amortization of property and equipment                              628           147
      Amortization of deferred stock-based compensation                                    733            --
      Interest expense on warrants and notes                                             4,100            --
      Changes in operating assets and liabilities
         Accounts receivable                                                             1,124        (1,263)
         Prepaid expenses and other current assets                                        (763)         (155)
         Accounts payable and accrued expenses                                             650           439
         Accrued payroll and related benefits                                              808           232
         Deferred revenue                                                                  969         1,216
                                                                                      --------      --------
                    Net cash used for operating activities                             (17,130)       (5,633)
                                                                                      --------      --------
Cash flows from investing activities
   Purchases of property and equipment                                                    (799)         (374)
   Change in restricted cash in connection with premise lease                             (925)           --
                                                                                      --------      --------
                   Net cash used for investing activities                               (1,724)         (374)
                                                                                      --------      --------
Cash flows from financing activities
   Proceeds from capital lease obligations                                                               120
   Proceeds from exercise of common stock options                                           76            --
   Net proceeds from issuance of Series B preferred stock                                   --         1,344
   Proceeds from issuance of convertible notes payable                                  11,173         4,870
   Principal payments on capital lease obligations                                        (149)         (108)
   Repayment of convertible notes payable                                                  (20)         (220)
                                                                                      --------      --------
                   Net cash provided by financing activities                            11,080         6,006
                                                                                      --------      --------
   Net decrease in cash and cash equivalents                                            (7,774)           (1)
Cash and cash equivalents, beginning of period                                           9,898           275
                                                                                      --------      --------

Cash and cash equivalents, end of period                                              $  2,124      $    274
                                                                                      ========      ========


                           SECURANT TECHNOLOGIES, INC.
                        NOTES TO THE UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of Securant Technologies, Inc. and its wholly owned subsidiaries (the "Company") and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited consolidated financial statements included herein for the year ended December 31, 2000.

ITEM 7(b)  PRO FORMA FINANCIAL INFORMATION

                                RSA SECURITY INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


                                    CONTENTS


                                                                           PAGE
                                                                           ----
Unaudited pro forma condensed combined financial information of RSA
Security Inc. as of and for the six months ended June 30, 2001 and the
twelve months ended December 31, 2000.                                      39

                                RSA SECURITY INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2001
                                 (In thousands)

                                                   Historical    Historical          Pro Forma           Pro Forma
                                                      RSA         Securant          Adjustments             RSA
                                                   ----------    ----------         -----------          ---------
                     ASSETS
Current assets
  Cash and cash equivalents                       $ 167,128     $  2,124             $(134,756) (A)      $  34,496
  Marketable securities                              43,279           --                                    43,279
  Accounts receivable, net                           60,409        4,455                                    64,864
  Inventory                                           8,142           --                                     8,142
  Prepaid expenses and other assets                  18,717        1,660                                    20,377
                                                  ---------     --------             ---------           ---------
      Total current assets                          297,675        8,239              (134,756)            171,158
                                                  ---------     --------             ---------           ---------

Property and equipment, net                          74,154        2,070                                    76,224

Other assets
  Investments                                        74,071           --                                    74,071
  Goodwill, net                                      53,764           --               126,633  (A)        180,397
  Intangible assets, net                             22,208           --                18,216  (A)         40,424
  Deferred taxes                                     31,366           --                (7,286) (A)         24,080
  Restricted cash                                        --        1,175                                     1,175
  Other                                               4,108                                                  4,108
                                                  ---------     --------             ---------           ---------
      Total other assets                            185,517        1,175               137,563             324,255
                                                  ---------     --------             ---------           ---------
                                                  $ 557,346     $ 11,484             $   2,807           $ 571,637
                                                  =========     ========             =========           =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable                                $  11,622     $  2,796                                 $  14,418
  Accrued payroll and benefits                        9,139        2,408                                    11,547
  Accrued expenses and other liabilities             14,053        2,936             $   7,924 (A)          24,913
  Income taxes payable                               33,139           --                                    33,139
  Deferred revenue                                   28,825        4,205                (2,228)(A)          30,802
  Convertible notes, net of discount                     --        8,407                (8,407)(B)              --
  Deferred taxes                                     23,219           --                                    23,219
                                                  ---------     --------             ---------           ---------
      Total current liabilities                     119,997       20,752                (2,711)            138,038
                                                  ---------     --------             ---------           ---------

  Convertible preferred stock, no par value              --       44,151               (44,151)(B)              --

Stockholders' equity (deficit):
  Common stock                                          621        9,892                (9,892)(C)             621
  Additional paid-in capital                        174,146           --                                   174,146
  Notes receivable from shareholders                     --         (110)                  110 (C)              --
  Deferred stock based compensation                      --       (7,366)                7,366 (C)              --
  Retained earnings (deficit)                       476,890      (55,835)               (3,750)(A)         473,140
                                                                                        55,835 (C)
  Treasury stock                                   (233,390)          --                                  (233,390)
  Accumulated other comprehensive income             19,082           --                                    19,082
                                                  ---------     --------             ---------           ---------
      Total stockholders' equity (deficit)          437,349      (53,419)               49,669             433,599
                                                  ---------     --------             ---------           ---------
                                                  $ 557,346     $ 11,484             $   2,807           $ 571,637
                                                  =========     ========             =========           =========

                        See notes to unaudited pro forma
                    combined condensed financial statements.

                                RSA SECURITY INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                    (In thousands, except per share amounts)



                                                    Historical      Historical         Pro Forma       Pro Forma
                                                       RSA           Securant         Adjustments         RSA
                                                    ---------       -----------       -----------      ---------
Revenue
  Products                                           $128,519         $  7,380                           $135,899
  Services                                             28,601            1,650                             30,251
                                                     --------         --------            -------        --------
Total Revenue                                         157,120            9,030                            166,150
                                                     --------         --------            -------        --------

Cost of revenue
  Products                                             21,824              179                             22,003
  Services                                             14,555            2,471                             17,026
                                                     --------         --------            -------        --------
Total cost of revenue                                  36,379            2,650                             39,029
                                                     --------         --------            -------        --------
Gross margin                                          120,741            6,380                            127,121
                                                     --------         --------            -------

Costs and expenses:
  Research and development                             28,458            6,659                             35,117
  Marketing and selling                                61,040           16,450                             77,490
  General and administrative                           19,579            4,939                             24,518
  In process research and development                   4,141               --                              4,141
  Amortization of goodwill and intangibles              4,285               --            $ 3,948 (D)       8,233
                                                     --------         --------            -------        --------
Total                                                 117,503           28,048              3,948         149,499
                                                     --------         --------            -------        --------

Income (loss) from operations                           3,238          (21,668)            (3,948)        (22,378)

Interest income (expense)                               6,598           (3,711)            (3,368)(E)       3,728
                                                                                            4,209 (G)
Income from investing activities                       29,928               --                             29,928
                                                     --------         --------            -------        --------
Income (loss) before provision for income taxes        39,764          (25,379)            (3,107)         11,278

Provision for income taxes                             16,701               --            (11,964)(F)       4,737
                                                     --------         --------            -------        --------

Net income (loss)                                    $ 23,063         $(25,379)           $ 8,857        $  6,541
                                                     ========         ========            =======        ========

Basic earnings per share
  Per share amount                                   $   0.41                                            $   0.12
                                                     ========                                            ========
  Weighted average shares                              56,434                                              56,434
                                                     ========                                            ========

Diluted earnings per share
  Per share amount                                   $   0.38                                            $   0.11
                                                     ========                                            ========
  Weighted average shares                              56,434                                              56,434
  Effect of dilutive equity instruments                 3,874                                               3,874
                                                     --------                                            --------
Adjusted weighted average shares                       60,308                                              60,308
                                                     ========                                            ========

    See notes to unaudited pro forma combined condensed financial statements

                                RSA SECURITY INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                    (In thousands, except per share amounts)

                                                            Historical       Historical         Pro Forma        Pro Forma
                                                               RSA            Securant         Adjustments          RSA
                                                            ----------      -----------        -----------       ---------
Revenue
  Products                                                   $238,027        $   3,572                            $241,599
  Services                                                     42,164            1,531                              43,695
                                                             --------        ---------           --------         --------
Total revenue                                                 280,191            5,103                             285,294
                                                             --------        ---------           --------         --------
Cost of revenue
  Products                                                     33,158              913                              34,071
  Services                                                     21,825            2,206                              24,031
                                                             --------        ---------           --------         --------
Total cost of revenue                                          54,983            3,119                              58,102
                                                             --------        ---------           --------         --------
Gross margin                                                  225,208            1,984                             227,192
                                                             --------        ---------           --------         --------

Costs and expenses
  Research and development                                     45,032            4,335                              49,367
  Marketing and selling                                       102,788           19,837                             122,625
  General and administrative                                   35,409            2,103                              37,512
  Restructuring                                                (2,079)              --                              (2,079)
  Amortization of goodwill and intangibles                         --               --              7,896 (D)        7,896
                                                             --------        ---------           --------         --------
Total                                                         181,150           26,275              7,896          215,321
                                                             --------        ---------           --------         --------

Income (loss) from operations                                  44,058          (24,291)            (7,896)          11,871

Interest income (expense)                                      12,864             (870)            (6,737)(E)        6,055
                                                                                                      798 (G)
Income from investing activities                              272,853               --                             272,853
                                                             --------        ---------           --------         --------
Income (loss) before provision for income taxes               329,775          (25,161)           (13,835)         290,779
                                                             --------        ---------           --------         --------
Provision for income taxes                                    124,012               --            (14,679)(F)      109,333
                                                             --------        ---------           --------         --------
Net income (loss)                                            $205,763        $ (25,161)               844         $181,446
                                                             ========        =========           ========         ========
Basic earnings per share
  Per share amount                                           $   3.50                                             $   3.09
                                                             ========                                             ========
  Weighted average shares                                      58,051                                               58,051
                                                             ========                                             ========
Diluted earnings per share
  Per share amount                                           $   3.21                                             $   2.83
                                                             ========                                             ========
  Weighted average shares                                      58,051                                               58,051
  Effect of dilutive equity instruments                         5,976                                                5,976
                                                             --------                                             --------
Adjusted weighted average shares                               64,027                                               64,027
                                                             ========                                             ========

    See notes to unaudited pro forma combined condensed financial statements

                                RSA SECURITY INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (In thousands)

1.   PURCHASE PRICE ALLOCATION

The purchase price of the Company's acquisition of Securant included in the pro forma financial information was allocated based on the estimate of the fair value of the assets and liabilities of Securant as of the date of acquisition. Expenses related to the acquisition of Securant of $7,924 are for investment banking, professional fees and other direct expenses including employee severance and facilities closure, were recorded on the date of acquisition and have been included in the allocation of the purchase price.

Allocation of the purchase price for the acquisition of Securant was based on an estimate of the fair value of the assets acquired and liabilities assumed based on preliminary independent appraisal. The allocation of the purchase price is subject to revision based on the final determination of appraised and other fair values. The purchase price was allocated as follows:

                                                                     Estimated          Life
                                                                    Fair Values      (in years)
                                                                  -------------------------------

     Assets and liabilities, including cash                          $  1,367
     Goodwill                                                         126,633
     Intangible assets                                                 18,216       1 to 3 years
     Deferred tax liability                                            (7,286)
     In process research and development                                3,750
                                                                     --------
     Purchase price                                                   142,680
     Less: cash acquired                                              (2,124)
                                                                     --------
     Net cash paid, including acquisition expenses                   $140,556
                                                                     ========

The amount of identifiable intangible assets and the estimated useful lives will be determined upon completion of an appraisal and, therefore, may be different from the amount presented in these unaudited pro forma combined condensed financial statements. To the extent the amounts and estimated useful lives are different than those presented above, the unaudited pro forma combined condensed financial statements could change significantly. The unaudited pro forma combined condensed balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on June 30, 2001 and to reflect the preliminary allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the elimination of Securant's equity accounts.

The Company applied the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets" with respect to the acquisition of Securant on September 4, 2001 (the date of acquisition). As part of the application of SFAS No. 141, the Company recognized identifiable intangible assets separate from goodwill and has recognized amortization expense on these intangible assets. The Company recognized goodwill, which is not being amortized, but rather will be evaluated for impairment of the goodwill's value on a periodic basis but not less than once a year.

2.  IN PROCESS RESEARCH AND DEVELOPMENT

The in process research and development ("IPR&D") charge of $3,750 was expensed when the acquisition was consummated because the technological feasibility of the IPR&D had not been achieved and no alternate future uses have been established. Research and development costs to bring the acquired products to technological feasibility are not expected to have a material impact on the Company's future results of operations or cash flows.

The Company used an independent appraiser to calculate the amounts allocated to IPR&D. These independent appraisers used established valuation techniques accepted in the high technology industry, including the income approach, which discounts expected future cash flows to present value, and the cost approach, which uses the replacement cost method. These approaches give consideration to relevant market sizes and growth factors, expected industry trends, product sales cycles, and the estimated lives of each of the products underlying technology. Consideration was also given to the projects stage of completion, the complexity of the work completed to date, the difficulty of completing the remaining development and the projected cost to complete the project.

The discount rates used in the present value calculations were derived from a weighted average cost, adjusted upward to reflect additional risks inherent in the development life cycle, and resulted in discounts rates in a range of 30.0%
- 35.0% based upon an income stream of up to 5 years. The Company does not expect to achieve a material amount of development expense reductions therefore the valuation assumptions did not include significant anticipated cost savings.

3.  PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheet include the adjustments necessary to give effect to the merger as if it had occurred on June 30, 2001 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as described in
Note 1. Adjustments included in the pro forma combined condensed balance sheet are summarized as follows:

     (A) The pro forma adjustments reflect the disbursement of cash for the purchase of Securant, the accrual of estimated acquisition costs, the reduction to deferred revenue for unrecognizable revenue and to record the estimated fair value of goodwill, identifiable intangible assets and deferred taxes as of June 30, 2001.

     (B) The pro forma adjustments reflect the elimination of the carrying value of the convertible notes payable and convertible preferred stock to reflect the conversion of the convertible notes payable and convertible preferred stock upon consummation of the merger.

     (C) The pro forma adjustments reflect the elimination of Securant's historical shareholders' deficit accounts, including deferred compensation.

The unaudited pro forma combined condensed statements of income include the adjustments necessary to give effect to the merger as if it had occurred on January 1, 2000:

     (D) The pro forma adjustments represent amortization of identifiable intangible assets with finite lives that would have been recorded during the periods covered by the pro forma combined condensed statements of operations relating to the acquisition of Securant. The identifiable intangible assets are being amortized over periods ranging from one to three years.

     (E) The pro forma adjustments reflect the reduction in interest income due to decreased cash and cash equivalents balances reflected as if the cash paid for the acquisition of Securant was paid on January 1, 2000. The adjustment reflects an interest rate of 5%.

      (F) The pro forma adjustments reflect the change in income tax expense due to the changes in pro forma income before provision for income taxes. The adjustments assumes that the acquisition of Securant did not have a material impact on the effective tax rate for the periods covered in the historical pro forma combined condensed statements of operations. Actual effective tax rates may differ from pro forma rates reflected in this pro forma combined condensed financial information.

     (G) The pro forma adjustment reflects the reduction in Securant interest expense related to the convertible notes payable (bridge financing) outstanding to reflect that this expense would not have been incurred had the merger occurred on January 1, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              RSA SECURITY INC.

                                           /s/ JOHN F. KENNEDY
                                --------------------------------------------
                                               JOHN F. KENNEDY
                                SENIOR VICE PRESIDENT, FINANCE AND OPERATIONS,
                                  AND CHIEF FINANCIAL OFFICER AND TREASURER
                                 (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Dated: October 16, 2001

                                  EXHIBIT INDEX


ITEM                                 DESCRIPTION

2.1*    Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2001, by and among RSA Security Inc., Falcon Acquisition Corp., Securant Technologies, Inc., RH
        Investments 2001 LLC, solely in its capacity as Shareholders' Representative and William
        J. McLaren.

23.1    Consent of Ernst & Young LLP, Independent Auditors

99*     Press Release, dated as of September 5, 2001, as issued by RSA Security Inc.

*  Previously filed